                                                                    Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors
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                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

July 9, 2012

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Greenwind NRG Inc.
Dublin, Ireland

To Whom It May Concern:

Silberstein  Ungar,  PLLC hereby consents to the use in the Form S-1/A Amendment
No.  4,  Registration  Statement  under  the  Securities  Act of 1933,  filed by
Greenwind  NRG Inc.  of our report  dated  December  14,  2011,  relating to the financial statements of Greenwind NRG, Inc., as of October 31, 2011 and 2010 and
for the year ended  October  31,  2011 and the periods  from  February  25, 2010
("Inception")  to October 31, 2011 and 2010,  and the  reference to us under the caption "Experts".

Sincerely,

/s/ Silberstein Ungar, PLLC
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Silberstein Ungar, PLLC
Bingham Farms, Michigan